Exhibit 21
Subsidiaries

	State of	Name under Which it Does
Name of Subsidiary	Organization	Business
DCS Holding Co.	DE

ECS Holding Co.	DE

Georgia Windstream, Inc.	MI	Windstream Communications

KCS Holding Co.	DE

Kerrville Cellular Holdings, LLC	DE

Kerrville Cellular Management, LLC	DE

Kerrville Cellular, LP	TX

Kerrville Communications Corporation	DE

Kerrville Communications Enterprises, LLC	DE

Kerrville Communications Management, LLC	DE

Kerrville Mobile Holdings, Inc.	TX

Kerrville Wireless Holdings Limited Partnership	TX

Oklahoma Windstream, Inc.	OK	Windstream Communications

SCD Sharing Partnership, LP	DE

SCE Sharing Partnership, LP	DE

Southwest Enhanced Network Services, LP	DE	The Door

Teleview, Inc.	GA

Texas Windstream, Inc.	TX	Windstream Communications

TriNet, Inc.	GA

Valor Telecommunications Corporate Group, LP	TX

Valor Telecommunications Enterprises Finance Corp.	DE

Valor Telecommunications Enterprises II, LLC	DE

Valor Telecommunications Enterprises, LLC	DE

Valor Telecommunications Equipment, LP	TX

Valor Telecommunications Investments, LLC	DE

Valor Telecommunications of Texas, LP	DE	Windstream Communications Southwest

Valor Telecommunications Services, LP	TX

Valor Telecommunications Southwest II, LLC	DE

Valor Telecommunications Southwest LLC	DE

Valor Telecommunications, LLC	DE

Western Access Services of Arizona, LLC	DE

Western Access Services of Arkansas, LLC	DE

Western Access Services of Colorado, LLC	DE

Western Access Services of New Mexico, LLC	DE

Western Access Services of Oklahoma, LLC	DE

Western Access Services of Texas, LP	DE

Western Access Services, LLC	DE

Windstream Accucomm Networks, Inc.	GA	Windstream Communications

Windstream Accucomm Telecommunications, Inc.	GA	Windstream Communications

Windstream Alabama, Inc.	AL	Windstream Communications

Windstream Arkansas, Inc.	AR	Windstream Communications

Windstream Communications Kerrville, L.P.	TX

Windstream Communications Telecom, L.P.	TX

Windstream Communications, Inc.	DE

Windstream Florida, Inc.	FL	Windstream Communications

Windstream Georgia Communications Corp.	GA	Windstream Communications

Windstream Georgia Telephone, Inc.	GA	Windstream Communications

Windstream Georgia, Inc.	GA	Windstream Communications

Windstream Holding of the Midwest, Inc.	NE

Windstream Kentucky East, Inc.	DE	Windstream Communications

Windstream Kentucky West, Inc.	KY	Windstream Communications

Windstream Kerrville Long Distance, L.P.	TX

Windstream Listing Management, Inc.

Windstream Mississippi, Inc.	MS	Windstream Communications

Windstream Missouri, Inc.	MO	Windstream Communications

Windstream Nebraska, Inc.	DE	Windstream Communications

Windstream Network Services of the Midwest, Inc.	NE	Windstream Communications

Windstream New York, Inc.	NY	Windstream Communications

Windstream North Carolina, Inc.	NC	Windstream Communications

Windstream of the Midwest, Inc.	NE	Windstream Communications

Windstream Ohio, Inc.	OH	Windstream Communications

Windstream Oklahoma, Inc.	AR	Windstream Communications

Windstream Pennsylvania, Inc.	PA	Windstream Communications

Windstream South Carolina, Inc.	SC	Windstream Communications

Windstream Southwest Long Distance, L.P	DE

Windstream Standard, Inc.	GA	Windstream Communications

Windstream Sugar Land, Inc.	TX	Windstream Communications

Windstream Supply, Inc.	OH

Windstream Systems of the Midwest, Inc.	NE	Windstream Communications

Windstream Western Reserve, Inc.	OH	Windstream Communications

Windstream Yellow Pages, Inc.	OH